Exhibit 32

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Peapack-Gladstone Financial Corporation, (the “Corporation”) for the quarterly period ended June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Frank A. Kissel, as Chief Executive Officer of the Corporation, and Jeffrey J. Carfora, as Chief Financial Officer, each hereby certifies, pursuant to 18 U.S.C. (section) 1350, as adopted pursuant to (section) 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Corporation.

/s/ Frank A. Kissel
Name: Frank A. Kissel
Title: Chief Executive Officer
Date: August 10, 2009

/s/ Jeffrey J. Carfora
Name: Jeffrey J. Carfora
Title: Chief Financial Officer and Chief Accounting Officer
Date: August 10, 2009

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